EXHIBIT 10.02

APPLICATION FOR LETTER OF CREDIT AND

REIMBURSEMENT AGREEMENT

Between

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

NUSTAR LOGISTICS, L.P.

Dated as of August 9, 2011

-i-

-ii-

APPLICATION FOR LETTER OF CREDIT AND

REIMBURSEMENT AGREEMENT

APPLICATION FOR LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of August 9, 2011 (as may be amended, supplemented or otherwise modified from time to time, this “Agreement”), is by and between NUSTAR LOGISTICS, L.P., a Delaware limited partnership (including its successors and assigns, the “Applicant”), and WELLS FARGO BANK, NATIONAL ASSOCIATION a national banking association (including its successors and assigns, the “Bank”).

WITNESSETH:

WHEREAS, the Applicant desires to secure a source of funds to be devoted exclusively to the payment by the Trustee (such term and each other capitalized term used herein having the meaning set forth in Article One hereof), when and as due, of the principal of and interest on the Bonds (or the portion of the Purchase Price (as defined in the Indenture) corresponding to the principal of and interest on the Bonds), and has applied to the Bank for issuance by the Bank of the Letter of Credit in an Original Stated Amount of $76,084,932.

WHEREAS, the Bank has agreed to issue the Letter of Credit subject to the following terms and conditions.

Accordingly, the Applicant and the Bank hereby agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement:

“Agreement” - shall have the meaning set forth in the preamble hereto.

“Applicant” - shall have the meaning set forth in the preamble hereto.

“Available Amount” - shall have the meaning set forth in the Letter of Credit.

“Bank” - shall have the meaning set forth in the preamble hereto.

“Bond Documents” - means the Indenture, the Lease Agreement, the Fee Letter, the Remarketing Agreement, each dated as of August 1, 2011, and the Official Statement, dated August 9, 2011 with respect to the Bonds, and the Bonds.

“Bonds” - means the $75,000,000 aggregate principal amount of the Issuer’s Revenue Bonds (NuStar Logistics, L.P. Project) Series 2011.

“Business Day” - shall have the meaning set forth in the Letter of Credit.

“Cap Interest Rate” - shall have the meaning set forth in the Letter of Credit.

“Closing Date” - means the date on which the Letter of Credit is issued.

“Code” - means the Internal Revenue Code of 1986, and any successor statute or statutes thereto.

“Costs” - is defined in Section 7.3 hereof.

“Credit Agreement” - means the 5-year Revolving Credit Agreement dated as of December 10, 2007 among the Applicant, the MLP, the Bank, and the agents and lenders party thereto, as amended by the First Amendment to 5-Year Revolving Credit Agreement dated as of August 18, 2010 and Second Amendment to 5-Year Revolving Credit Agreement dated as of March 7, 2011, and as may be further amended, supplemented or otherwise modified from time to time.

“Drawing Document” - is defined in Section 7.4 hereof.

“Event of Default” - is defined in Section 6.1 hereof.

“Governmental Authority” - means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Indemnified Person” - is defined in Section 7.3 hereof.

“Indenture” - means the Indenture of Trust dated as of August 1, 2011 between the Issuer and the Trustee, relating to the Bonds, as amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions hereof and thereof.

“Instruction” - is defined in Section 7.3 hereof.

“ISP” or “ISP98” means, International Standby Practices 1998 (International Chamber of Commerce Publication No. 590).

“Issuer” - means the Parish of St. James, State of Louisiana.

“Lease Agreement” - means the Lease Agreement dated as of August 1, 2011 between the Issuer and the Applicant, as amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions hereof and thereof.

“Letter of Credit” - means the irrevocable transferable direct pay letter of credit issued by the Bank for the account of the Applicant in favor of the Trustee, in the form of Appendix I hereto with appropriate insertions, as amended, supplemented or otherwise modified from time to time.

“MLP” - NuStar Energy L.P., a Delaware limited partnership.

“Notice of Extension” - is defined in Section 2.7 hereof.

“Obligations” - means the fees relating to the Letter of Credit, any and all obligations of the Applicant to reimburse the Bank for any drawings under the Letter of Credit, and all other obligations of the Applicant to the Bank arising under or in relation to this Agreement.

“Original Stated Amount” - is defined in Section 2.1 hereof.

“Outstanding” or “Bonds Outstanding” - shall have the meaning set forth in the Indenture.

“Person” - means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Pledged Bonds” - shall have the meaning set forth in the Indenture and shall include the Bonds described in Section 7.20 hereof.

“Potential Default” - means an event or condition which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Related Documents” - means this Agreement, the Letter of Credit, the Credit Agreement, the Bond Documents, and any other agreement or instrument relating thereto.

“Remarketing Agent” - means SunTrust Robinson Humphrey, Inc., a Tennessee corporation, as Remarketing Agent under the Indenture and the Remarketing Agreement, and its successors and assigns pursuant thereto.

“Remarketing Agreement” - means the Remarketing Agreement dated as of August 1, 2011, between the Remarketing Agent and the Applicant, as amended, supplemented or otherwise modified from time to time, and any successor agreement thereto entered into by the Applicant and a successor Remarketing Agent.

“Standard Letter of Credit Practice” means, for the Bank, any domestic or foreign law or letter of credit practices applicable in the city in which the Bank issued the Letter of Credit. Such practices shall be (i) of banks that regularly issue letters of credit in the particular city and (ii) required or permitted under the ISP.

“Stated Expiration Date” - shall have the meaning set forth in the Letter of Credit.

“Trustee” - means U.S. Bank National Association, as Trustee under the Indenture, and any successor trustee thereunder.

ARTICLE TWO

LETTER OF CREDIT

Section 2.1. Issuance of Letter of Credit. Upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement or incorporated herein by reference, the Bank agrees to issue the Letter of Credit. The Letter of Credit shall be in the original stated amount of U.S. $76,084,932 (the “Original Stated Amount”), which is the sum of (i) the principal amount of Bonds outstanding on the Closing Date, plus (ii) interest thereon computed as set forth in the Letter of Credit at the Cap Interest Rate for a period of forty-four (44) days.

Section 2.2. Letter of Credit Drawings. The Trustee is authorized to make drawings under the Letter of Credit in accordance with the terms thereof. The Applicant hereby directs the Bank to make payments under the Letter of Credit in the manner therein provided. The Applicant hereby irrevocably approves reductions and reinstatements of the Available Amount as provided in the Letter of Credit.

Section 2.3. Reimbursement of Drawings Under the Letter of Credit. The Applicant agrees to reimburse the Bank for the full amount of all drawings made under the Letter of Credit in accordance with the provisions of the Credit Agreement.

Section 2.4. Fees. The Applicant hereby agrees to pay, or cause to be paid to the Bank:

(a) on the Closing Date, an issuance fee of $500;

(b) on the date of each drawing made under the Letter of Credit, a drawing fee in the amount of $250;

(c) on the date of any extension or amendment of the Letter of Credit, an extension or amendment fee in the amount of $250;

(d) on the date of any transfer of the Letter of Credit, a transfer fee in the amount of $1,000; and

(e) all fees related to the Letter of Credit that are required by Section 2.12(b) of the Credit Agreement.

Section 2.5. Method and Time of Payment; Etc. All payments to be made by the Applicant under this Agreement shall be made in accordance with the provisions of the Credit Agreement.

Section 2.6. Computation of Interest. All computations of interest (including default interest) payable by the Applicant under this Agreement shall be made in accordance with the provisions of the Credit Agreement.

Section 2.7. Extension of Stated Expiration Date. At any time there shall remain no less than ninety (90) days to the then current Stated Expiration Date of the Letter of Credit, the Applicant may request the Bank to extend the then current Stated Expiration Date for a period of one year. If the Bank, in its sole discretion, elects to extend the Stated Expiration Date then in effect, the Bank shall give written notice of such election to extend to the Applicant and the Trustee within thirty (30) days of receipt of such extension request from the Applicant, it being understood and agreed that the failure of the Bank to notify the Applicant and the Trustee of any decision within such 30-day period shall be deemed to be a rejection of such request and the Bank shall not incur any liability or responsibility whatsoever by reason of the Bank’s failure to notify such parties within such 30-day period. The Bank’s consent to any such extension of the stated expiration date shall be conditioned upon the preparation, execution and delivery of documentation in form and substance satisfactory to the Bank and its counsel. Any date to which the Stated Expiration Date has been extended in accordance with this Section 2.7 may be extended in like manner.

Section 2.8. Amendments upon Extension. Upon any extension of the Stated Expiration Date pursuant to Section 2.7 of this Agreement, the Bank and the Applicant each reserves the right to renegotiate any provision hereof.

Section 2.9. Electronic Transmissions. The Bank is authorized to accept and process any amendments, transfers, assignments of proceeds, Instructions, consents, waivers and all documents relating to the Letter of Credit which are sent to Bank by electronic transmission, including SWIFT, electronic mail, telex, telecopy, telefax, courier, mail or other computer generated telecommunications and such electronic communication shall have the same legal effect as if written and shall be binding upon and enforceable against the Applicant. The Bank may, but shall not be obligated to, require authentication of such electronic transmission or that the Bank receives original documents prior to acting on such electronic transmission.

Section 2.10. Substitute Credit Facility. Any substitution for or replacement of the Letter of Credit by a Substitute Credit Facility (as defined in the Indenture) shall be effectuated by the Applicant in accordance with the applicable provisions of the Lease, the Indenture and the Letter of Credit, and, without limitation to the foregoing, the Applicant shall provide to the Bank all notices required or contemplated to be given by the Applicant to the Bank under the terms of the Lease, the Indenture or the Letter of Credit with respect to such a replacement or substitution.

ARTICLE THREE

CONDITIONS PRECEDENT

Section 3.1. Conditions Precedent to Issuance of Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the satisfaction of all of the following conditions precedent on or prior to the Closing Date:

(a) the Bank (or its counsel) shall have received this Agreement, executed and delivered by a duly authorized officer of the Applicant and by the Bank;

(b) the representations and warranties of the Applicant and MLP set forth in the Credit Agreement shall be true and correct on and as of the Closing Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(c) at the time of and immediately after giving effect to the issuance of the Letter of Credit, no Default (as defined in the Credit Agreement) shall have occurred and be continuing;

(d) the Bank (or its counsel) shall have received a certificate of the secretary or an assistant secretary of the Applicant certifying the names and true signatures of the officers of the Applicant authorized to sign this Agreement;

(e) the Bank (or its counsel) shall have received a certificate of an officer of the Applicant certifying that the conditions precedent set forth in clauses (b) and (c) above have been satisfied;

(f) the Bank (or its counsel) shall have received evidence of filing or simultaneous filing of completed Uniform Commercial Code financing statements from the Applicant, in such forms and places as the Bank shall reasonably require; and

(g) the form of the Letter of Credit attached as Appendix I to this Agreement shall be in form and substance satisfactory to the Bank.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement, the Applicant hereby makes to the Bank the same representations and warranties as are set forth by it in the Credit Agreement, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated herein by reference for the benefit of the Bank with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety and were made as of the date hereof (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

ARTICLE FIVE

COVENANTS

The Applicant will do the following so long as any amounts may be drawn under the Letter of Credit or any Obligations remain outstanding under this Agreement, unless the Bank shall otherwise consent in writing:

Section 5.1. Credit Agreement Covenants. The Applicant will comply with the covenants set forth in the Credit Agreement in accordance with the terms thereof. Such covenants, as well as the related defined terms contained therein, are hereby incorporated herein by reference for the benefit of the Bank with the same effect as if each and every such covenant and defined term were set forth herein in its entirety and were made as of the date hereof.

Section 5.2. Amendments to Bond Documents. The Applicant will not amend or consent to any amendment of any Bond Document without the prior written consent of the Bank.

Section 5.3. Remarketing. (a) The Applicant will cause the Remarketing Agent to use its best efforts to remarket all Bonds up to the Maximum Rate (as defined in the Indenture) that are tendered for purchase and will not direct the Remarketing Agent to cease its attempts to remarket Bonds tendered for purchase for any reason (including without limitation that any interest rate charged hereunder may be less than the interest rate that would be required to be paid to any potential purchaser of such Bonds in order that the Bonds may be sold at a purchase price equal to the par value thereof plus accrued interest thereon).

(b) If the Applicant has failed to reimburse the Bank for a liquidity drawing and if the Remarketing Agent has failed to remarket Bonds for thirty (30) consecutive days, the Applicant will replace the Remarketing Agent upon the written direction of the Bank, with a successor Remarketing Agent acceptable to the Bank.

ARTICLE SIX

DEFAULTS

Section 6.1. Events of Default and Remedies. If any Event of Default (as defined in the Credit Agreement) shall occur, each such event shall be an “Event of Default” under this Agreement.

Section 6.2. Remedies. Upon the occurrence of any Event of Default, the Bank may pursue any rights and remedies that it may have under the Credit Agreement and the other

Related Documents, including, causing the Letter of Credit to terminate, as well as any other remedies available at law or in equity.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.1. No Deductions; Increased Costs. The provisions of Section 2.15 and Section 2.17 of the Credit Agreement, as well as the related defined terms contained therein, are hereby incorporated herein by reference with the same effect as if such provisions and defined terms were set forth herein in their entirety.

Section 7.2. Right of Setoff; Other Collateral. (a) Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Applicant (any such notice being expressly waived by the Applicant), and to the fullest extent permitted by law, to setoff, to exercise any banker’s lien or any right of attachment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Bank to or for the account of the Applicant (irrespective of the currency in which such accounts, monies or indebtedness may be denominated and the Bank is authorized to convert such accounts, monies and indebtedness into United States dollars) against any and all of the Obligations of the Applicant, whether or not the Bank shall have made any demand for any amount owing to the Bank by the Applicant.

(b) The rights of the Bank under this Section 7.2 are in addition to, in augmentation of, and, except as specifically provided in this Section 7.2, do not derogate from or impair, other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

Section 7.3. Indemnity. The Applicant shall indemnify and hold harmless the Bank, its parent, and correspondents and each of their respective directors, officers, employees and agents (each, including the Bank, an “Indemnified Person”) from and against any and all claims, suits, judgments, costs, losses, fines, penalties, damages, liabilities, and expenses, including expert witness fees and legal fees, charges and disbursements of any counsel (including in-house counsel fees and allocated costs) for any Indemnified Person (“Costs”), arising out of, in connection with, or as a result of: (i) the Letter of Credit or any pre-advice of its issuance; (ii) any transfer, sale, delivery, surrender, or endorsement of any Drawing Document at any time(s) held by any Indemnified Person in connection with the Letter of Credit; (iii) any action or proceeding arising out of or in connection with the Letter of Credit, this Agreement or any Related Document (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under the Letter of Credit, or for the wrongful dishonor of or honoring a presentation under the Letter of Credit; (iv) any independent undertakings issued by the beneficiary of the Letter of Credit; (v) any unauthorized communication or instruction (whether oral, telephonic, written, telegraphic, facsimile or electronic) (each an “Instruction”) regarding the Letter of Credit or error in computer transmission; (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated; (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of proceeds of the Letter of Credit; (viii) the fraud, forgery or illegal action of parties other than the Indemnified Person; (ix) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement, a Related Document or the Letter of Credit; (x) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of such Indemnified Person; in each case, including that resulting from Bank’s own gross negligence or willful misconduct, provided, however, that such indemnity shall not be available to any Person claiming indemnification under (i) through (x) above to the extent that such Costs are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Indemnified Person claiming indemnity. If and to the extent that the obligations of Applicant under this paragraph are unenforceable for any reason, Applicant shall make the maximum contribution to the Costs permissible under applicable law.

Section 7.4. Obligations Absolute. The obligations of the Applicant under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation: (i) any lack of validity, enforceability or legal effect of this Agreement or any Related Document, or any term or provision herein or therein; (ii) payment against presentation of any draft, demand or claim for payment under the Letter of Credit or other document presented for purposes of drawing under the Letter of Credit (a “Drawing Document”) that does not comply in whole or in part with the terms of the Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person (or a transferee of such Person) purporting to be a successor or transferee of the beneficiary of the Letter of Credit; (iii) the Bank or any of its branches or affiliates being the beneficiary of the Letter of Credit; (iv) the Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under the Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (v) the existence of any claim, set-off, defense or other right that the Applicant or any other Person may have at any time against any beneficiary, any assignee of proceeds, the Bank or any other Person; (vi) the Bank or any correspondent having previously paid against fraudulently signed or presented Drawing Documents (whether or not the Applicant shall have reimbursed the Bank for such drawing); and (vii) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing, that might, but for this paragraph, constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, the Applicant’s obligations hereunder (whether against the Bank, the beneficiary or any other Person); provided, however, that subject to Section 7.5 hereof, the foregoing shall not exculpate the Bank from such liability to the Applicant as may be finally judicially determined in an independent action or proceeding brought by the Applicant against the Bank following payment of the Applicant’s obligations under this Agreement.

Section 7.5. Liability of the Bank. (a) The liability of the Bank (or any other Indemnified Person) under, in connection with and/or arising out of this Agreement, any Related Document or the Letter of Credit (or any pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to any direct damages suffered by the Applicant that are caused directly by Bank’s gross negligence or willful misconduct in (i) honoring a presentation that does not at least substantially comply with the Letter of Credit, (ii) failing to honor a presentation that strictly complies with the Letter of Credit or (iii) retaining Drawing Documents presented under the Letter of Credit. In no event shall the Bank be deemed to have failed to act with due diligence or reasonable care if the Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Applicant’s aggregate remedies against the Bank and any Indemnified Person for wrongfully honoring a presentation under the Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Applicant to the Bank in respect of an honored presentation under the Letter of Credit, plus interest. Notwithstanding anything to the contrary herein, the Bank and the other Indemnified Persons shall not, under any circumstances whatsoever, be liable for any punitive, consequential, indirect or special damages or losses regardless of whether the Bank or any Indemnified Person shall have been advised of the possibility thereof or of the form of action in which such damages or losses may be claimed. The Applicant shall take action to avoid and mitigate the amount of any damages claimed against the Bank or any Indemnified Person, including by enforcing its rights in the underlying transaction. Any claim by the Applicant for damages under or in connection with this Agreement, any Related Document or the Letter of Credit shall be reduced by an amount equal to the sum of (i) the amount saved by the Applicant as a result of the breach or alleged wrongful conduct and (ii) the amount of the loss that would have been avoided had the Applicant mitigated damages.

(b) Without limiting any other provision of this Agreement, the Bank and each other Indemnified Person (if applicable), shall not be responsible to the Applicant for, and the Bank’s rights and remedies against the Applicant and the Applicant’s obligation to reimburse the Bank shall not be impaired by: (i) honor of a presentation under the Letter of Credit which on its face substantially complies with the terms of the Letter of Credit; (ii) honor of a presentation of any Drawing Documents which appear on their face to have been signed, presented or issued (X) by any purported successor or transferee of any beneficiary or other party required to sign, present or issue the Drawing Documents or (Y) under a new name of the beneficiary; (iii) acceptance as a draft of any written or electronic demand or request for payment under the Letter of Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit; (iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness, or legal effect of any presentation under the Letter of Credit or of any Drawing Documents; (v) disregard of any non-documentary conditions stated in the Letter of Credit; (vi) acting upon any Instruction which it believes to have been given by a Person or entity authorized to give such Instruction; (vii) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation; (viii) any delay in giving or failing to give any notice; (ix) any acts, omissions or fraud by, or the solvency of, any beneficiary, any nominated Person or any other Person; (x) any breach of contract between the beneficiary and the Applicant or any of the parties to the underlying transaction; (xi) assertion or waiver of any provision of the ISP which primarily benefits an issuer of a letter of credit, including, any requirement that any Drawing Document be presented to it at a particular hour or place; (xii) payment to any paying or negotiating bank (designated or permitted by the terms of the Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice; (xiii) dishonor of any presentation upon or during any Event of Default or for which the Applicant is unable or unwilling to reimburse or indemnify the Bank (provided that the Applicant acknowledges that if the Bank shall later be required to honor the presentation, the Applicant shall be liable therefore in accordance with Article 2 hereof); and (xiv) acting or failing to act as required or permitted under Standard Letter of Credit Practice. For purposes of this Section 7.5(b), “Good Faith” means honesty in fact in the conduct of the transaction concerned.

(c) The Applicant shall notify the Bank of (i) any noncompliance with any Instruction, any other irregularity with respect to the text of the Letter of Credit or any amendment thereto or any claim of an unauthorized, fraudulent or otherwise improper Instruction, within three (3) Business Days of the Applicant’s receipt of a copy of the Letter of Credit or amendment and (ii) any objection the Applicant may have to the Bank’s honor or dishonor of any presentation under the Letter of Credit or any other action or inaction taken or proposed to be taken by the Bank under or in connection with this Agreement or the Letter of Credit, within ten (10) Business Days after the Applicant receives notice of the objectionable action or inaction. The failure to so notify the Bank within said times shall discharge the Bank from any loss or liability that the Bank could have avoided or mitigated had it received such notice, to the extent that the Bank could be held liable for damages hereunder; provided, that, if the Applicant shall not provide such notice to the Bank within three (3) Business Days of the date of receipt in the case of clause (i) or ten (10) Business Days from the date of receipt in the case of clause (ii), Bank shall have no liability whatsoever for such noncompliance, irregularity, action or inaction and the Applicant shall be precluded from raising such noncompliance, irregularity or objection as a defense or claim against Bank.

Section 7.6. Survival of this Agreement. All covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Bank of the Letter of Credit and shall continue in full force and effect so long as the Letter of Credit shall be unexpired or any Obligations shall be outstanding and unpaid. The obligation of the Applicant to reimburse the Bank pursuant to Sections 7.1, 7.3 and 7.13 hereof shall survive the payment of the Bonds and termination of this Agreement.

Section 7.7. Modification of this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Bank and the Applicant and no amendment, modification or waiver of any provision of the Letter of Credit, and no consent to any departure by the Applicant therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Applicant in any case shall entitle the Applicant to any other or further notice or demand in the same, similar or other circumstances.

Section 7.8. Waiver of Rights by the Bank. No course of dealing or failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Letter of Credit or this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or privilege. The rights of the Bank under the Letter of Credit and the rights of the Bank under this Agreement are cumulative and not exclusive of any rights or remedies that the Bank would otherwise have.

Section 7.9. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of law principles.

Section 7.11. Notices. All notices hereunder shall be given by United States certified or registered mail or by telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed:

If to the Bank, to:

Wells Fargo Bank, National Association
1000 Louisiana Street, 9th Floor
Houston, Texas 77022
Facsimile:	(713) 739-1087
Telephone:	(713) 319-1672
Attention:	Christina Faith

With a copy to the Bank, Standby Letter of Credit Unit:

Wells Fargo Bank, National Association
401 Linden Street
MAC: 04004-017
Winston-Salem, North Carolina 27101
Facsimile:	(336) 735-0952
Telephone:	(336) 735-3208
Attention:	Standby Letter of Credit Department

If to the Applicant, to:

NuStar Logistics, L.P.
2330 N. Loop 1604 West
San Antonio, TX 78248
Facsimile:	(210) 918-5055
Telephone:	(210) 918-2966
Attention:	Senior Vice President, Chief Financial
Officer and Treasurer

If to the Trustee, to:

U.S. Bank National Association, Trustee
1349 West Peachtree, NW
Two Midtown Plaza, Suite 1050
Atlanta, GA 30309
Facsimile:	(404) 365-7946
Telephone:	(404) 898-8828
Attention:	U.S. Bank Corporate Trust Services
Felicia H. Powell
Assistant Vice President

Section 7.12. Successors and Assigns. Whenever in this Agreement the Bank is referred to, such reference shall be deemed to include the successors and assigns of the Bank and all covenants, promises and agreements by or on behalf of the Applicant which are contained in this Agreement shall inure to the benefit of such successors and assigns. The rights and duties of the Applicant hereunder, however, may not be assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Bank, and all obligations of the Applicant hereunder shall continue in full force and effect notwithstanding any assignment by the Applicant of any of its rights or obligations under any of the Related Documents or any entering into, or consent by the Applicant to, any supplement or amendment to any of the Related Documents.

Section 7.13. Expenses. The Applicant shall reimburse the Bank for any and all out of pocket expenses and charges paid or incurred by the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and any amendment to this Agreement or the Letter of Credit, including reasonable fees and disbursements of counsel to the Bank.

Section 7.14. Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 7.15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all taken together to constitute one instrument. A facsimile or .pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

Section 7.16. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 7.17. Government Regulations. The Applicant shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Applicant is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, that prohibits or limits the Bank from making any advance or extension of credit to the Applicant or from otherwise conducting business with the Applicant and (b) ensure that the Bond proceeds shall not be used to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto. Further, the Applicant shall comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended. The Applicant agrees to provide documentary and other evidence of the Applicant’s identity as may be requested by the Bank at any time to enable the Bank to verify the Applicant’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

Section 7.18. Submission to Jurisdiction; Waiver of Jury Trial. The Applicant hereby submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, State of New York for purposes of all legal proceedings arising out of or relating to this Agreement, the other Related Documents or the transactions contemplated hereby or thereby. The Applicant irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Applicant and the Bank each hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Related Document or the transactions contemplated thereby.

Section 7.19. Credit Agreement. Notwithstanding anything to the contrary set forth herein, (a) in the event of a conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control, and (b) the provisions of this Agreement shall not limit the obligations of the Applicant or the rights of the Bank, the Administrative Agent (as defined in the Credit Agreement) or the Lenders (as defined in the Credit Agreement) under the Credit Agreement. This Agreement constitutes a “Loan Document” under the Credit Agreement.

Section 7.20. Grant of Security Interest in Pledged Bonds. The Applicant hereby pledges to the Bank as Credit Provider (as defined in the Indenture) under the Credit Agreement for the benefit of the Lenders (as defined in the Credit Agreement), and grants to the Bank as Credit

Provider, a security interest in all of the Applicant’s right, title and interest in and to each Bond from time to time purchased with moneys described in Section 4.03(b) of the Indenture (including any “security entitlement” (as defined in Article 8 of the Uniform Commercial Code as in effect in the State of New York) or beneficial interest in such Bond), and all proceeds of the foregoing, to secure all amounts now or in the future owing by the Applicant to the Bank in respect of drawings under the Letter of Credit now or hereafter honored by the Bank, and such Bonds shall constitute “Pledged Bonds” under the Indenture. Upon (a) the remarketing of any Pledged Bonds, (b) the receipt by the Trustee of the proceeds of such remarketing, and (c) the delivery by the Trustee to the Bank of a Reinstatement Certificate in the form of Annex L to the Letter of Credit with respect to such remarketing, Pledged Bonds in an aggregate principal amount equal to the lesser of the following shall automatically be released from the foregoing pledge and security interest: (i) the amount shown in paragraph 3 of such Reinstatement Certificate as representing principal being held in the Remarketing Account of the Bond Fund, and (ii) the amount shown in paragraph 2 of such Reinstatement Certificate as representing principal of the “Original Purchase Price” (as defined in such Reinstatement Certificate). At such time as the Applicant reimburses the Bank under the Reimbursement Agreement for the full amount of drawings under the Letter of Credit honored by the Bank to purchase Pledged Bonds, together with all accrued interest thereon payable in accordance with the Reimbursement Agreement, the Bank, at the cost and expense of the Applicant, shall provide such instructions to the Trustee and take such steps as may be reasonably requested by the Applicant to cause such Pledged Bonds to be transferred to the Applicant, whether through registration by the Trustee in the name of the Applicant or through the Book-Entry System; provided, however, notwithstanding any reimbursement by the Applicant to the Bank or any such transfer of such Bonds to the Applicant, such Bonds shall at all times remain Pledged Bonds until their release from the pledge and security interest hereunder in accordance with the preceding sentence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Application for Letter of Credit and Reimbursement Agreement as of the date first set forth above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Leanne S. Phillips

Signature Page to

Application for Letter of Credit and Reimbursement Agreement

NUSTAR LOGISTICS, L.P.

By:	NuStar GP, Inc., its general partner

	By	/s/ Steven A. Blank
Steven A. Blank
Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to

Application for Letter of Credit and Reimbursement Agreement

U.S. BANK NATIONAL ASSOCIATION, as Trustee, is executing this Application for Letter of Credit and Reimbursement Agreement below, for the purpose of acknowledging the provisions of Section 7.20 hereof:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Felicia H. Powell
	Name:	Felicia H. Powell
	Title:	Assistant Vice President

Signature Page to

Application for Letter of Credit and Reimbursement Agreement

APPENDIX I

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT

[See attached.]